Appendix I


                                J.P. MORGAN FUNDS
                        (formerly The JPM Pierpont Funds)

                     AMENDMENT NO. 9 TO DECLARATION OF TRUST

                                  Amendment and
                  Ninth Amended and Restated Establishment and
                       Designation of Series of Shares of
                Beneficial Interest (par value $0.001 per share)
               dated November 12, 1997, effective January 1, 1998

         Pursuant to Sections 6.9 and 9.3 of the Declaration of Trust, dated as of November 4, 1992, as amended (the "Declaration of Trust"), of The JPM Pierpont Funds (the "Trust"), the Trustees of the Trust hereby (i) change the name of the Trust from "The JPM Pierpont Funds" to "J.P. Morgan Funds", and (ii) amend and restate the Eighth Amended and Restated Establishment and Designation of Series appended to the Declaration of Trust to change the names of the existing series of Shares of the Trust accordingly (each a "Fund" and collectively the "Funds").

         1.       The Funds shall be renamed and redesignated as follows:

                  J.P. Morgan Federal Money Market Fund
                  J.P. Morgan Prime Money Market Fund
                  J.P. Morgan Tax Exempt Money Market Fund
                  J.P. Morgan Bond Fund
                  J.P. Morgan Tax Exempt Bond Fund
                  J.P. Morgan U.S. Equity Fund
                  J.P. Morgan U.S. Small Company Fund
                  J.P. Morgan International Equity Fund
                  J.P. Morgan Short Term Bond Fund
                  J.P. Morgan Diversified Fund
                  J.P. Morgan Emerging Markets Equity Fund
                  J.P. Morgan New York Total Return Bond Fund
                  J.P. Morgan Asia Growth Fund
                  J.P. Morgan Japan Equity Fund
                  J.P. Morgan European Equity Fund
                  J.P. Morgan Global Strategic Income Fund
                  J.P. Morgan International Opportunities Fund
                  J.P. Morgan U.S. Small Company Opportunities Fund J.P. Morgan Emerging Markets Debt Fund
                  J.P. Morgan Latin American Equity Fund
                  J.P. Morgan Disciplined Equity Fund

                  and shall have the following special and relative rights:

         2. Each Fund shall be authorized to hold cash, invest in securities, instruments and other properties and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of such Fund. Each Share of a Fund shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which Shares of the Fund shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the Fund, and shall be entitled to receive its pro rata share of the net assets of the Fund upon liquidation of the Fund, all as provided in Section 6.9 of the Declaration of Trust. The proceeds of sales of Shares of a Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Fund, unless otherwise required by law.

         3. Shareholders of each Fund shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the Fund as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

     4. The assets and liabilities of the Trust shall be allocated among the Funds as set forth in Section 6.9 of the Declaration of Trust.

         5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses, to change the designation of any Fund, previously, now or hereafter created, or otherwise to change the special and relative rights of any Fund or any such other series of Shares.

         IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first written above. This instrument may be executed by the Trustees on separate counterparts but shall be effective on January 1, 1998 and only when signed by a majority of the Trustees.


/s/ Frederick S. Addy
Frederick S. Addy


/s/ William G. Burns
William G. Burns


/s/ Arthur C. Eschenlauer
Arthur C. Eschenlauer


/s/ Matthew Healey
Matthew Healey


/s/ Michael P. Mallardi
Michael P. Mallardi